Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No.1 to Registration Statement No. 333-174689 on Form S-4 of our report dated November 5, 2010, except for Notes 18 and 19, as to which the date is May 31, 2011, relating to the financial statements and financial statement schedule of The Electrical and Metal Products Business of Tyco International Ltd. appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the headings “Selected Financial Data” and “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

August 11, 2011